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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



                           Newcastle Investment Corp.
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             (Exact Name of Registrant as Specified in Its Charter)

              Maryland                                     81-0559116
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


      1251 Avenue of the Americas
             New York, NY                               10020
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(Address of Principal Executive Offices)              (Zip Code)

If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to                      securities pursuant to
Section 12(b) of                            Section 12(g) of
the Exchange Act and is                     the Exchange Act and is
effective pursuant to General               effective pursuant to General
Instruction A.(c), please                   Instruction A.(d), please
check the following box. |X|                check the following box. | |


Securities Act registration statement file number to which this form relates:
001-31458

Securities to be registered pursuant to Section 12(b) of the Exchange Act:


      Title of Each Class                         Name of Each Exchange on Which
      to be so Registered                         Each Class is to be Registered
      -------------------                         ------------------------------
Common Stock, par value $0.01 per share, and         New York Stock Exchange
the related Preferred Stock Purchase Rights
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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                      INFORMATION IN REGISTRATION STATEMENT

         This Amendment amends the Form 8-A filed by the Registrant on September 25, 2002 to include the Preferred Stock Purchase Rights which attach to each share of the Registrant's Common Stock.

ITEM 1.           Description of Registrant's Securities to be Registered

                  The description of Common Stock and the associated Preferred Stock Purchase Rights are incorporated by reference to the section entitled "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-11 filed on June 14, 2002, as amended and declared effective on October 9, 2002 (File No. 333-90578), and the Registrant's form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 on October 10, 2002.


ITEM 2.           Exhibits

                  The following exhibits are filed as part of this registration statement (all of which are incorporated by reference to the corresponding exhibit as filed with the Form S-11 Registration Statement):



 3.1     Articles of Amendment and Restatement of the Registrant
 3.2     By-laws of the Registrant
 4.1     Form of Certificate for common stock
 4.2 Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent



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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                                     NEWCASTLE INVESTMENT CORP.

Date: October 16, 2002                               By:  /s/ Randal A. Nardone
                                                         ----------------------
                                                     Name:    Randal A. Nardone
                                                     Title:   Secretary




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